Exhibit 99.7

The following is a repost on October 27, 2020 from Xilinx, Inc.’s official LinkedIn account of a post by Advanced Micro Devices, Inc.

1

The following is a repost on October 27, 2020 from the CEO of Xilinx, Inc.’s LinkedIn account of a post by Advanced Micro Devices, Inc.

2

The following are “retweets” on October 27, 2020 from Xilinx, Inc.’s official Twitter accounts of “tweets” by Advanced Micro Devices, Inc.

3

Xilinx
Semiconductors · San Jose, CA · 183,144 followers

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Xilinx
183,144 followers
5h •

+ Follow •••

AMD
532,022 followers
5h •

+ Follow

AMD and Xilinx announce an agreement for AMD to acquire Xilinx, creating the industry's leading high performance computing company. The acquisition will expand AMD's rapidly growing data center business and the breadth of its product portfolio and customer set across diverse growth markets where Xilinx is an established leader. AMD is proud to welcome Xilinx to the AMD family.
https://bit.ly/37LKiTS

AMD | XILINX.

404 · 9 Comments

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Victor Peng • Following
President and CEO at Xilinx
10m •

Looking forward to joining AMD to create the industry's leading high performance computing company!

AMD
532,298 followers
11h •

+ Follow

AMD and Xilinx announce an agreement for AMD to acquire Xilinx, creating the industry's leading high performance computing company. The acquisition will expand AMD's rapidly growing data center business and the breadth of its product portfolio and customer set across diverse growth markets where Xilinx is an established leader. AMD is proud to welcome Xilinx to the AMD family. https://bit.ly/37LKiTS

AMD | XILINX.

Xilinx Retweeted

Lisa Su @LisaSu · 4h

Big day @AMD with our strong financial results and strategic acquisition of @XilinxInc. So proud of our upcoming @AMDRyzen, @Radeon and @AMDServer products and very much looking forward to welcoming Victor and the Xilinx team on the next leg of our journey

64 280 1.9K

Xilinx Retweeted

AMD @AMD · 9h

AMD and @XilinxInc announce an agreement for AMD to acquire Xilinx —expanding our rapidly growing data center business and creating the industry's leading high performance computing company.

AMD | XILINX

AMD to Acquire Xilinx

amd.com

49 · 780 · 1.7K

Xilinx EMEA Retweeted

AMD @AMD · 9h

AMD and @XilinxInc announce an agreement for AMD to acquire Xilinx —expanding our rapidly growing data center business and creating the industry's leading high performance computing company.

AMD to Acquire Xilinx

amd.com

49 780 1.7K